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                                                                               .
                                                                               .

                                                                    EXHIBIT 99.5

                        C SQUARE EDUCATIONAL ENTERPRISES.

                             UNAUDITED BALANCE SHEET

                                 MARCH 31, 2005

                        ASSETS

CURRENT ASSETS
     Cash                                                    $     518,884
     Accounts receivable                                            93,005
     Inventory                                                      32,005
     Prepaid expenses                                              116,987
     Due from affiliate                                            214,539
                                                             -------------
          TOTAL CURRENT ASSETS                                     975,420

PROPERTY AND EQUIPMENT, NET                                        202,889
                                                             -------------
                                                             $   1,178,309
                                                             =============

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Student credit balances and restricted cash deposits    $     112,828
     Accounts payable                                               18,001
                                                             -------------
          TOTAL CURRENT LIABILITIES                                130,829
                                                             -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Common stock                                                   70,336
     Additional paid-in capital                                    258,338
     Retained earnings                                             718,806
                                                             -------------
                                                                 1,047,480
                                                             -------------

                                                             $   1,178,309
                                                             =============

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

                                                                    EXHIBIT 99.5

                        C SQUARE EDUCATIONAL ENTERPRISES

                       UNAUDITED STATEMENTS OF OPERATIONS

                                    TWELVE MONTHS
                                        ENDED
                                    MARCH 31, 2005
                                    --------------
NET SALES                           $    5,893,394

OPERATING EXPENSES                       4,713,419
                                    --------------

INCOME FROM OPERATIONS                   1,179,975

OTHER EXPENSE- MANAGEMENT FEE             (900,000)
                                    --------------

NET INCOME BEFORE TAXES                    279,975

PROVISION FOR INCOME TAXES                 115,386
                                    --------------

NET INCOME                          $      164,589
                                    ==============

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